                                                                    EXHIBIT 11.1

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                               Earnings per Share
                   For the Three Month Periods Ended June 30,

                                            1996                                  1995
                                       --------------            -------------------------------------
                                                                 Income Before
                                                                 Extraordinary
                                                                     Item                 Net Income
                                                                 -------------           -------------
Primary - per APB - 15,
     Interpretation 102

Dividends declared per weighted
     average share outstanding
     (21,590,710 shares)                       $0.60

Dividends declared per weighted
     average share outstanding
     (18,960,071 shares)                                                 $0.54                   $0.54

Undistributed loss per share:
     ($3,401,980) divided by
     21,590,710 shares                         (0.16)
                                       -------------

     ($3,123,057) divided by
     18,960,071 shares                                                   (0.16)
                                                                 -------------

     ($6,428,615) divided by
     18,960,071 shares                                                                           (0.34)
                                                                                         -------------

Income per share                               $0.44                     $0.38                   $0.20
                                       =============             =============           =============

Undistributed loss:
     Income available to common
       shareholders per statement of
       operations                         $9,553,803                $7,116,812              $3,811,254
     Dividends declared                  (12,955,783)              (10,239,869)            (10,239,869)
                                       -------------             -------------           -------------

                                         ($3,401,980)              ($3,123,057)            $(6,428,615)
                                       =============             =============           =============


NOTE:  Common Stock Equivalents are antidilutive due to undistributed losses during the period.

     Fully diluted:
     --------------
     Net Income available to common
       shareholders' /                    $9,553,803  = $0.44      $ 7,116,812 = $0.37      $3,811,254  = $0.20
                                       -------------             -------------           -------------
     Weighted Average Number of           21,810,845                19,078,316              19,078,316
     Shares and equivalents

                                                                    EXHIBIT 11.1

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                               Earnings per Share
                    For the Six Month Periods Ended June 30,

                                            1996                                  1995
                                       --------------            -------------------------------------
                                                                 Income Before
                                                                 Extraordinary
                                                                     ItemS                Net Income
                                                                 -------------           -------------

Primary - per APB - 15,
     Interpretation 102

Dividends declared per weighted
     average share outstanding
     (20,647,638 shares)                       $1.25

Dividends declared per weighted
     average share outstanding
     (18,608,698)                                                        $1.10                   $1.10

Undistributed loss per share:
     ($8,687,763) divided by
     20,647,638 shares                         (0.42)
                                       -------------

     ($6,928,028) divided by
     18,608,698 shares                                                   (0.37)
                                                                 -------------

     (10,484,903) divided by
     18,608,698 shares                                                                           (0.56)
                                                                                         -------------

Income per share                               $0.83                     $0.73                   $0.54
                                       =============             =============           =============

Undistributed loss:
     Income available to common
       shareholders per statement of
       operations                        $17,219,714               $13,548,789              $9,991,914
     Dividends declared                  (25,907,477)              (20,476,817)            (20,476,817)
                                       -------------             -------------           -------------

                                         ($8,687,763)              $(6,928,028)           $(10,484,903)
                                       =============             =============           =============

NOTE:  Common Stock Equivalents are antidilutive due to undistributed losses during the period.

     Fully diluted:
     --------------
     Net Income available to common
       shareholders'/                    $17,219,714 = $0.83       $13,548,789 = $0.72      $9,991,914 = $0.53
                                       -------------             -------------           -------------
     Weighted Average Number of           20,866,828                18,725,519              18,725,519
     Shares and equivalents